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                                                                    EXHIBIT 99.1

           CMGI Divests Equity and Debt Ownership Interests in Engage

ANDOVER, Mass.--Sept. 9, 2002--CMGI, Inc. (Nasdaq: CMGI) today announced that it has divested its equity and debt ownership interests in Engage, Inc. (OTCBB:
ENGA). Under the terms of the agreement announced today, CMGI has transferred to Engage all of the shares of common stock of Engage held by CMGI and has cancelled all of the debt owed to CMGI by Engage. In consideration of the equity transfer and debt cancellation, Engage, among other things, (i) paid to CMGI $2.5 million in cash, (ii) agreed to pay to CMGI up to an additional $6.0 million, comprised of a senior secured promissory note due in September 2006 and earnout payments commencing in fiscal year 2004, and (iii) issued to CMGI a warrant for the purchase of up to 9.9% of the issued and outstanding shares of Engage Common Stock, at an exercise price of $.048 per share. "As we previously outlined, we are implementing a new business strategy for CMGI that includes investing in specific core areas, as well as restructuring or divesting of any underperforming and non-strategic assets. In July, we purchased the worldwide assets and operations of iLogistix, creating a global network of supply chain facilities and strengthening our eBusiness and Fulfillment segment. Today, as part of our commitment to reshape CMGI to better compete in the new market environment, we are taking another important step in the evolution of our company by divesting our equity and debt interests in Engage," said George McMillan, Chief Executive Officer of CMGI.

As a result of this transaction, the financial results of Engage, including its net revenues, pro forma operating losses, and cash and cash equivalents balances, will no longer be included in CMGI's consolidated financial statements.

About CMGI and @Ventures

CMGI, Inc. (Nasdaq: CMGI) is comprised of CMGI operating businesses and investments made through its venture capital affiliate, @Ventures. CMGI companies span a range of vertical market segments including e-business and fulfillment; enterprise software and services; and managed application services.

CMGI's operating companies include NaviSite (Nasdaq: NAVI), AltaVista, Equilibrium, ProvisionSoft, SalesLink, Tallan, uBid and Yesmail.

CMGI's corporate headquarters is located at 100 Brickstone Square, Andover, MA 01810. @Ventures has offices there, as well as at 3000 Alpine Road, Menlo Park, CA 94028. For additional information, see http://www.cmgi.com and http://www.ventures.com.

This release contains forward-looking statements which address a variety of subjects including, for example, the expected effects of the divestiture of CMGI's equity and debt ownership interests in Engage

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on CMGI's financial condition and results of operations and the expected benefits of CMGI's continuing restructuring efforts. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: CMGI's success is dependent upon its ability to integrate its operating companies in accordance with its business strategy; CMGI's success, including its ability to decrease its cash burn rate, improve its cash position, grow its businesses and revenues and reach profitability, depends on its ability to execute on its business strategy and the continued and increased demand for and market acceptance of CMGI's and its operating companies' products, services and web sites and the Internet in general; CMGI may experience difficulties integrating technologies, operations and personnel in accordance with its business strategy; and increased competition and technological changes in the markets in which CMGI competes. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMGI's filings with the Securities and Exchange Commission, including CMGI's most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management's current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

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Contact:

For Media Inquiries:

         Kimberly Kriger
         Kekst and Company
         212-521-4862

For Investor Inquiries:

         Thomas Oberdorf
         Chief Financial Officer, CMGI, Inc.
         ir@cmgi.com